                               PRICING SUPPLEMENT

                                                     Registration No. 333-108272
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes




Pricing Supplement No. 8                                    Trade Date: 11/10/03
(To Prospectus dated September 8, 2003 and Prospectus       Issue Date: 11/14/03
Supplement dated September 12, 2003)

The date of this Pricing Supplement is November 11, 2003


    CUSIP
      or
  Common Code           Principal Amount       Interest Rate          Maturity Date         Price to Public
  -----------           ----------------       -------------          -------------         ---------------
   91131UGR9              $4,863,000.00            5.25%                 11/15/18                 100%


Interest Payment
   Frequency                                   Subject to         Dates and terms of redemption
  (begin date)          Survivor's Option      Redemption       (including the redemption price)
----------------        -----------------      ----------       --------------------------------
   quarterly                   Yes                Yes                    100% 11/15/04
   (02/15/04)                                                      semi-annually thereafter

                          Discounts and
Proceeds to UPS            Commissions         Reallowance           Dealer              Other Terms
---------------           -------------        -----------           ------              -----------
 $4,799,781.00             $63,219.00             $3.50         ABN AMRO Financial
                                                                  Services, Inc.